Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 2015 Stock Incentive Plan of Gulf Island Fabrication, Inc. of our report dated March 28, 2023, with respect to the consolidated financial statements of Gulf Island Fabrication, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

August 14, 2023